Exhibit 99.2
[LETTERHEAD OF LAZARD FRERES & CO. LLC]
July 16, 2008
The Board of Directors
Critical Therapeutics, Inc.
60 Westview Street
Lexington, Massachusetts 02421
Members of the Board:
We hereby consent to the inclusion of our opinion letter, dated May 1, 2008, to the Board of Directors of Critical Therapeutics, Inc. (“Critical Therapeutics”) as Annex D to, and reference thereto under the captions “SUMMARY — Opinion of Critical Therapeutics’ Financial Advisor” and “THE MERGER — Opinion of Critical Therapeutics’ Financial Advisor” in, the Proxy Statement/Prospectus relating to the proposed merger involving Critical Therapeutics and Cornerstone BioPharma Holdings, Inc., which Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 of Critical Therapeutics. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

LAZARD FRERES & CO. LLC
By:	/s/ Jason R. Bernhard
Jason R. Bernhard
Managing Director

July 16, 2008